Exhibit 10.27
TRANE TECHNOLOGIES plc
MAJOR RESTRUCTURING
SEVERANCE PLAN
(as amended and restated effective May 4, 2020)

Plan Document/Summary Plan Description
Trane Technologies plc, a company organized under the laws of Ireland (“Parent”), has adopted the Trane Technologies plc Major Restructuring Severance Plan (the “Plan”) for the benefit of certain Participant employees of Parent and its subsidiaries (hereinafter referred to as the “Company”), on the terms and conditions hereinafter stated. Participation in this Plan is intended to be limited to those employees designated as eligible for the Plan in Section 2 hereof.
The Plan was initially effective as of December 10, 2012 and was amended and restated effective as of April 18, 2020. The Plan is now further amended and restated effective May 4, 2020, solely (a) to reflect the corporate name change of Parent from Ingersoll-Rand plc to Trane Technologies plc effective March 2, 2020 and (b) to reflect the fact that pursuant to an internal corporate restructuring effective May 1, 2020, Trane Technologies Company LLC succeeded to substantially all of the assets and liabilities of Ingersoll-Rand Company. This Plan supersedes, solely for the Participant, any prior plans, policies, guidelines, arrangements, agreements, letters and/or other communication, whether formal or informal, written or oral sponsored by the Company and/or entered into by any representative of the Company that might otherwise provide cash severance benefits upon a Covered Termination, including, without limitation, any statutorily required severance (collectively, all of those “Other Severance Arrangements”). This Plan represents the exclusive cash severance benefit provided to Participants upon a Covered Termination and such individuals shall not be eligible for any other cash severance benefits provided in Other Severance Arrangements with respect to any Covered Termination.
The Plan is not intended to be an “employee pension benefit plan” or “pension plan” within the meaning of Section 3(2) of ERISA. Rather, this Plan is intended to be a “welfare benefit plan” within the meaning of Section 3(1) of ERISA. Any benefits paid by the Plan are not intended to be deferred compensation, and no Participant shall have a vested right to such benefits. This Plan shall be administered in a manner consistent with this intent.
1.     DEFINITIONS
(a)    “Acknowledgement” shall mean the form of acknowledgement and agreement to the terms of the Plan, substantially in the form set forth in Exhibit A hereto.
(b)    “Base Salary” shall mean a Participant’s then current annual base salary immediately prior to his or her Involuntary Loss of Job (or, if higher, the annual base salary immediately prior to an event that constitutes Good Reason hereunder) exclusive of any bonus payments or additional payments under any benefit plan sponsored by the Company, including but not limited to, any ERISA plans, stock plans, incentive and deferred compensation plans, insurance coverage or medical benefits and without regard to any salary deferrals under the Company’s benefit or deferred compensation plans or programs.
(c)    “Board of Directors” shall mean the board of directors of Parent.
(d)    “Bonus Plan” shall mean the Company’s annual incentive matrix program (“AIM”) or comparable annual bonus program for any Participants who do not participate in AIM, as of the date of termination. For the avoidance of doubt, the term Bonus Plan shall not mean a sales plan or local incentive arrangement.
(e)    “Cause” shall mean (i) any action by the Participant involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company; (ii) substantial failure or refusal by the Participant to perform his or her employment duties, which failure or refusal continues for a period of 10 days following delivery of written notice of such failure or refusal to the Participant by the Company; (iii) the Participant being convicted of a felony under the laws of the United States or any state or district or any foreign jurisdiction; or (iv) or any material violation of the Company’s code of conduct, as in effect from time to time.
(f)    “Change in Control” shall have the meaning set forth in the Incentive Plan.
(g)    “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as well as any successor laws in replacement thereof.
(h)    “Compensation Committee” shall mean the Compensation Committee of the Board of Directors.
(i)    “Covered Termination” shall mean, as to any Major Restructuring, a Participant’s Involuntary Loss of Job that occurs between the announcement of such Major Restructuring and the first anniversary of the effective date of such Major Restructuring; provided, that if the Company can reasonably demonstrate that a Participant’s Involuntary Loss of Job is not substantially related to, or as a result of, a Major Restructuring, such Involuntary Loss of Job shall not be considered a Covered Termination hereunder. If a Major Restructuring is effectuated by a series of transactions, then the term “effective date” as used in this definition shall refer to the last effective date for the transactions comprising the Major Restructuring.
(j)    “Eliminated Entity” shall mean each entity that is ceases to be a member of the Parent controlled group in connection with a Major Restructuring.
(k)    “Employer” shall mean, with respect to any Participant, the Parent or the applicable subsidiary of the Parent that such Participant is employed with, or following a Major Restructuring, to the extent such Participant’s employment is with the Eliminated Entity, the Eliminated Entity.

(l)    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as well as any successor laws in replacement thereof.
(m)    “Good Reason” shall mean (i) a substantial diminution in the Participant’s job responsibilities or a material adverse change in the Participant’s title or status; provided, that performing the same job for a smaller organization following a Major Restructuring shall not constitute Good Reason hereunder; (ii) a reduction of the Participant’s Base Salary or Target Bonus (provided, however, a reduction of the Participant’s Base Salary or Target Bonus shall not constitute Good Reason hereunder if there is a broad-based reduction in the Base Salary or Target Bonus applicable to employees in the Company) or the failure to pay Participant’s Base Salary or bonus when due, or the failure to maintain on behalf of the Participant (and his or her dependents) benefits which are at least comparable in the aggregate to those prior to the completion of the Major Restructuring, or (iii) the relocation of the principal place of Participant’s employment by more than thirty five (35) miles from the Participant’s principal place of employment immediately prior to the completion of the Major Restructuring; provided, that any of the events described in clauses (i) - (iii) above shall constitute a Covered Termination only if the Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes a Covered Termination; and provided further, that such Participant shall cease to have a right to terminate due to Good Reason on the 90th day following the later of the occurrence of the event or the Participant’s knowledge thereof, unless the Participant has given the Company notice thereof prior to such date.
(n)    “Incentive Plan” shall mean the Company’s Incentive Stock Plan of 2018, as may be amended from time to time, or a successor plan to the Incentive Stock Plan of 2018.
(o)    “Involuntary Loss of Job” shall mean, with respect to any Participant, the termination of such Participant’s employment with the Employer (i) by the Employer without Cause, or (ii) by the Participant with Good Reason; provided, however, that solely the transfer of a Participant’s employment from the Employer to an Eliminated Entity shall in no event constitute an Involuntary Loss of Job hereunder.
(p)    “Major Restructuring” shall mean a reorganization, recapitalization, extraordinary stock dividend, merger, sale, spin-off or other similar transaction or series of transactions, which individually or in the aggregate, has the effect of resulting in the elimination of all, or the majority of, any one or more of the Company’s two business segments (i.e., Climate and Industrial), so long as such transaction or transactions do not constitute a Change in Control.
(q)    “Participant” shall mean an individual who satisfies the Plan eligibility requirements described in Section 2 of the Plan.
(r)    “Plan Administrator” shall mean the Vice President, Total Rewards and VP, Treasury.
(s)    “Plan Sponsor” shall mean the Parent.

(t)    “Release Agreement” shall mean the Release Agreement in substantially the same form attached hereto as Exhibit B (as the same may be revised from time to time by the Company).
(u)    “Severance Multiple” shall mean the Severance Multiple set forth in a Participant’s Acknowledgement.
(v)    “Target Bonus” shall mean a Participant’s target annual bonus under the Bonus Plan, as of the date of termination.
2.     ELIGIBILITY
An employee of the Company who either (a) is in the Executive Band or above or (b) was moved from the Executive Band to Band 7 during the 12 months immediately preceding the announcement of a Major Restructuring; provided that, as a condition of participation in the Plan, the Participant must execute and submit the Acknowledgement, thereby agreeing to be bound by all of the terms and conditions of the Plan, except as set forth in such acknowledgement and agreement.
3.     TERMINATION OF EMPLOYMENT
(a)    Payments on Covered Termination. If a Participant undergoes a Covered Termination, subject to such Participant’s execution and delivery, and if applicable, non-revocation of the Release Agreement, as contemplated in subsection (c) below, such Participant shall be entitled to the following payments from the Company: (1) the Participant’s bonus under the Bonus Plan for the year in which the Participant’s Covered Termination occurred, pro-rated for the months of service up to and including the month of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the applicable bonus plan (but in all events prior to March 15 of the calendar year immediately following the calendar year in which such Covered Termination occurs), which is subject to Company performance and the other terms and conditions of the applicable bonus awards; (2) a payment in an amount equal to such Participant’s Severance Multiple multiplied by the sum of such Participant’s Base Salary and Target Bonus, such amount to be paid in one lump sum as soon as practicable after the Participant’s Covered Termination and, in no event, later than sixty (60) days after the date of such Covered Termination; and (3) if the Participant is participating in the Company’s Elected Officer Supplemental Plan (“EOSP”) or the Key Management Supplemental Plan (“KMP”), and is not vested in his or her benefit under Section 3.1 of the EOSP or KMP, as applicable, a payment equal to the amount of the benefit that was accrued as of the Participant’s termination date to which such Participant would have been entitled had he or she vested under Section 4.1 of the EOSP or KMP, as applicable, with the payment thereof (including time and form of payment) and all other terms and conditions with respect thereto, being determined as if the payment hereunder were a vested benefit under the EOSP or KMP, as applicable.
(b)    Other Termination Events. If a Participant voluntarily terminates employment for any reason, other than pursuant to a Covered Termination, such Participant shall not be entitled to the payment of any severance or other benefits under the Plan. In addition, if a Participant’s termination of employment does not result in a Covered Termination, such Participant shall cease to participate in the Plan effective as of the date of such termination of employment and have no further rights with respect thereto.
(c)    Release Agreement. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (a) above shall be conditioned upon a Participant’s execution, delivery to the Company, and non-revocation of the Release Agreement (and the expiration of any revocation period contained in such Release Agreement) within sixty (60) days following the date of a Covered Termination. If a Participant fails to execute the Release Agreement in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes his or her acceptance of such release following its execution, such Participant shall not be entitled to payment of any severance and other benefits under the Plan. Further, subject to Section 8(f), to the extent that any of the payments hereunder constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of such Covered Termination, but for the condition on executing the Release Agreement as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day, after which any remaining payments shall thereafter be provided to the Participant according to the applicable schedule set forth herein.
4.     ADDITIONAL TERMS
(a)    Taxes. Severance and other payments under the Plan will be subject to all required federal, state and local taxes and may be affected by any legally required withholdings, such as wage attachments, child support and bankruptcy deductions. Unless the terms of one or more of the Company’s retirement, savings or incentive plans expressly provide otherwise, payments under the Plan are not deemed “compensation” for purposes of the Company’s retirement plans, savings plans, and incentive plans. Accordingly, no deductions will be taken for any of Company retirement and savings plans and such plans will not accrue any benefits attributable to payments under the Plan.
(b)    Specified Employees. Notwithstanding anything herein to the contrary, (1) if, at the time of a Participant’s Covered Termination with the Company, such Participant is a “specified employee” as defined in Code Section 409A and regulations thereunder, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent the imposition of any accelerated or additional tax under Code Section 409A, then the Company will defer commencement of the payment of any such payments or benefits hereunder (without any reduction or increase in such payments or benefits ultimately paid or provided to the Participant) until the date that is six (6) months following such Participant’s termination of employment with the Company (or the earliest date that is permitted under Code Section 409A); and (2) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Code Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by or at the direction of the Plan Administrator, that does not cause such an accelerated or additional tax or result in additional cost to the Company.
5.     TERMINATION OR AMENDMENT OF THE PLAN
Although the Plan is designed to provide severance and other benefits to eligible employees as provided herein, the Board of Directors or the Compensation Committee may amend or terminate the Plan in whole or in part at any time without notice to any Participant.
6.     GOVERNING BENEFITS
Except as specifically referenced herein, the benefits under this Plan replace and supersede any cash severance benefits payable upon a Covered Termination previously established under Other Severance Arrangements. In no event shall any Participant receive more than the cash severance benefits provided for herein, and any cash severance benefits provided under any Other Severance Arrangement or otherwise, to the extent paid, shall reduce the amounts to be paid hereunder.
7.     CLAIMS PROCEDURE
(a)    Initial Claim for Benefits. Claims for benefits under the Plan made by a Participant or Beneficiary covered by the Plan must be submitted to Employee Services or its successor, as designated by the Plan Administrator. Approved claims will be paid as provided in this Plan.
In the event there is a dispute, all claims must be submitted to the Plan Administrator in writing and within one year of:

(i)    in the case of any lump sum payment, the date on which the payment was made or allegedly should have been made, and

(ii)    in the case of an installment payment, the date of the first installment payment or the date it allegedly should have been paid.

(b)     Notification of Denial of Claim. If a claim is denied in whole or in part, the claimant will be notified by written notice, in a manner calculated to be understood by the claimant. The notice will include:

(i)    the specific reason or reasons for the denial of the claim;

(ii)    the specific references to the pertinent Plan provisions on which the denial is based;

(iii)    a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(iv)    a description of the Plan’s claim review procedure and the time limits applicable to such procedure; and

(v)    a statement of the claimant’s right to bring a civil action in accordance with Section 502(a) of ERISA if the claimant’s claim is denied upon review.

(c)    Timing of Claim Decision. Such notification shall be given within 90 days after the claim is received. This period may be extended for another 90 days if the claimant is notified that the extension is necessary due to matters beyond the control of the Plan, before the end of the original 90-day period. Any notice for an extension will explain the reason for the extension and the date by which the Plan Administrator expects to rule on the claim.
(d)    Appeal of Claim Decision. Upon denial of a claim in whole or in part, a claimant or his duly authorized representative shall have the right to submit a written request to the Plan Administrator for a full and fair review of the denied claim, to submit written comments, documents, records, and other information relating to the claim, and to be provided, upon request and free of charge, access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. A request for review of a claim must be submitted within 60 days of receipt by the claimant of written notice of the denial of the claim.
(e)    Timing of Decision on Appeal. The Plan Administrator or any designee thereof shall advise the claimant of the results of the review within 60 days after receipt of the written request for review. This period may be extended for another 60 days if the Plan Administrator determines that special circumstances require an extension of time for processing the request and if written notice of such extension and circumstances is given to such claimant within the initial 60-day period. Any notice for an extension will explain the reason for the extension and the date by which the Plan Administrator expects to rule on the claim.
(f)    Notice of Benefit Determination on Appeal. In the event an appeal is denied, the claimant will be notified in writing. The Plan Administrator shall set forth in the notice:
(i)    the specific reason or reasons for the denial of the claim;

(ii)    the specific references to the pertinent Plan provisions on which the denial is based;

(iii)    a statement of the claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)    a statement of the claimant’s right to bring a civil action in accordance with Section 502(a) of ERISA.

(h)    Time to File Civil Action, Governing Law and Venue. In the event a claimant’s appeal is denied by the Plan Administrator, he or she shall have a right to bring a civil action under Section 502(a) of ERISA. Any such legal action must be filed within twelve (12) months of the appeal having been denied. Any lawsuit filed shall be governed by ERISA, or to the extent not preempted, the laws of the state of North Carolina and shall be brought in the United States District Court for the Western District of North Carolina; provided, however, that a legal action for individual benefits may also be filed in the United States District Court in the district that includes the plaintiff’s residence.
8.     GENERAL INFORMATION
(a)    No Right to Continued Employment.  Nothing contained in this Plan shall confer upon any Participant any right to continue in the employ of the Company nor interfere in any way with the right of the Company to terminate his or her employment, with or without cause.
(b)    Plan Not Funded.  Amounts payable under this Plan shall be payable from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such amounts. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of participation hereunder. Neither the provisions of this Plan, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
(c)    Non-Transferability of Benefits and Interests.  Except as expressly provided by the Plan Administrator, all amounts payable under this Plan are non-transferable, and no amount payable under this Plan shall be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. This Section shall not apply to an assignment of a contingency or payment due: (1) after the death of a Participant to the deceased Participant's legal representative or beneficiary; or (2) after the disability of a Participant to the disabled Participant's personal representative. The beneficiary of a Participant who also participates in the Trane Technologies Employee Savings Plan (the “ESP”) shall be the beneficiary (or beneficiaries) designated or determined under the ESP. For a Participant who does not participate in the ESP, the beneficiary (or beneficiaries) of such Participant shall be the default beneficiary (or beneficiaries) specified under the applicable provisions of the ESP.
(d)    Discretion of Plan Administrator.   The Plan Administrator shall have the sole responsibility for the administration of the Plan with all powers necessary to enable it properly to carry out its duties in that respect; and its decisions on all matters within the scope of its authority shall be final. The Plan Administrator shall have and shall exercise complete discretionary authority to construe, interpret, and apply all of the terms of the Plan, including all matters relating to eligibility for benefits, amount, time or form of benefits, and any disputed or allegedly doubtful terms. In exercising such discretion, the Plan Administrator shall give controlling weight to the intent of the sponsor of the Plan. Specifically, but not in limitation of the broad power herein conferred, the Plan Administrator shall have the power, pursuant to the Plan, to determine:
(i)    whether a person working for the Company is a Participant in the Plan;

(ii)    the service of any Participant;

(iii)    the compensation (including Base Salary and Target Bonus) of any Participant;

(iv)     all other questions involving constriction of the Plan or of any of the terms or provisions thereof.

The foregoing list of powers and discretion is not intended to be either complete or exclusive, and the Plan Administrator shall, in addition, have such powers and discretion as it may determine to be necessary for the performance of its administrative duties under the Plan. The Plan Administrator’s exercise of its discretion shall be exclusive and binding on all parties concerned, including without limitation, any and all Participants, beneficiaries, spouses, heirs, distributes, estates, executors, administrators and assigns.
(e)    Indemnification.  The Company may indemnify all persons who are or may be determined to be fiduciaries as that term is defined in ERISA, including independent professional advisors and service organizations which is it contractually obligated to indemnify, to the extent permitted by law against any and all claims, loss, damages, expenses and liability from any action or failure to act, except when such action or failure to act is due to the gross negligence, willful misconduct or willful breach of fiduciary duty of such person.
(f)    Section 409A. Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Code Section 409A and the regulations issued thereunder, the provisions of the Plan will be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto.  To the extent required to comply with Code Section 409A, any amounts due under this Plan that are determined to be in substitution of amounts that would have been paid under Other Severance Arrangements shall be paid at the time and in the form that such amount would have been paid under the Other Severance Arrangements. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of the Plan to satisfy the requirements of Code Section 409A or any other applicable law.
(g)    Law to Govern.  All questions pertaining to the construction, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with the laws of the State of North Carolina, to the extent not governed by ERISA.
(h)    Notice. Any notice or other communication required or which may be given pursuant to this Plan shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or two days after it has been mailed by United States express or registered mail, return receipt requested, postage prepaid, addressed to the Parent, Attn: Corporate Secretary, c/o Trane Technologies Company LLC, 800-E Beaty Street, Davidson, North Carolina 28036 or to the Participant at his or her most recent address on file with the Company
(i)    Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
(j)    Successors.  The provisions of this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns.
9.     STATEMENT OF ERISA RIGHTS
As a Participant in the Plan is entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974, as amended (ERISA). ERISA provides that all participants shall be entitled to:
Receive Information About Your Plan and Benefits
A. Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as Company work sites, all documents governing the Plan, and a copy of the latest annual report (Form 5500 series) filed by the Plan Administrator with the U.S. Department of Labor.
B. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, and a copy of the latest annual report (Form 5500 series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.
C. Receive a summary of the Plan’s annual financial report, if any. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.
Prudent Actions by Plan Fiduciaries
In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.
Enforce Your Rights
If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court in accordance with the Plan’s claims review procedures. If it should happen that Plan fiduciaries misuse the Plan’s money, of if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, of if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

10.    PLAN IDENTIFICATION INFORMATION

Employer	Trane Technologies plc and its subsidiaries
Official Plan Name	Trane Technologies plc Major Restructuring Severance Plan
Plan Sponsor	Trane Technologies plc
Plan Administrator	Plan Administrator, as described in the definitions section of the Plan 800-E Beaty Street Davidson, NC 28036
Type of Administration	Administered by Plan Administrator
Agent for Service of Legal Process	Trane Technologies plc c/o Senior Vice President and General Counsel 800-E Beaty Street Davidson, NC 28036 Service or legal process may also be directed to the Plan Administrator.
Employer Identification Number	98-0626632
Plan Number	594
Plan Type	Welfare plan providing severance benefits
Plan Year	January 1 – December 31
Plan Funding	Unfunded plan; benefits paid from general assets of the Employer

Exhibit A

TRANE TECHNOLOGIES plc
MAJOR RESTRUCTURING
SEVERANCE PLAN

Acknowledgment and Agreement

Name:

Severance Multiple:

I hereby agree to the terms and conditions of the Trane Technologies plc Major Restructuring Severance Plan (the “Plan”). I understand that pursuant to my agreement to be covered under the Plan, as indicated by my signature below, the terms of the Plan will exclusively govern all subject matter addressed by the Plan and I understand that the Plan supersedes and replaces, as applicable, any and all agreements (including any prior employment agreement), plans, policies, guidelines or other arrangements, including Other Severance Arrangements (as defined in the Plan), with respect to the subject matter covered under the Plan and my rights to cash severance upon any Covered Termination (as defined in the Plan).

Dated: ____________________

                            PARTICIPANT

Exhibit B-1

RELEASE AGREEMENT
(45 Days)

Date

Name
Address
Address

Dear __________:
This Agreement and Release (the “Agreement”) by and between you and Trane Technologies plc, its parents, affiliates and subsidiaries (the “Company”) sets forth the terms of your separation of employment from the Company.

1.     Your active employment with the Company will cease as of ________ (the “Termination Date”). Your compensation will continue through the Termination Date.

2.     Your separation arrangements will consist of the following:

As a result of your participation in the Trane Technologies plc Major Restructuring Severance Plan (the “Plan”), and your separation of employment with the Company constituting a Covered Termination (as defined in the Plan), you will be entitled to the severance benefits described in Section 3(a) of the Plan, subject to the terms and conditions of this Agreement.

You are eligible for COBRA and will receive a package in the mail from Willis Towers Watson Benefits Connect. Please review the package carefully for election requirements. If you have questions regarding retiree medical eligibility, please call the Employee Services Contact Center at 1-866-472-6793.

None of the above payments shall be considered compensation for the purposes of benefits or payments under any employee benefit program of the Company.

These separation arrangements and other benefits described in this Agreement exceed the Company’s regular severance policies and programs.

The arrangements described above are in lieu of any other obligations the Company may have to you unless specifically mentioned in this Agreement.

All vested retirement benefits for which you may be eligible will be paid according to specific plan provisions.

Treatment of any equity based or other incentive award (including, any stock options, SAR’s, RSU’s and PSU’s) in connection with any Participant’s termination of employment for any reason will be governed by the applicable terms and conditions of the specific award, or the plans or programs under which any such award  was granted or issued.

Grant agreements can be accessed online at https://onesource.ubs.com/ir along with all prior year equity grant information. For any questions, please contact UBS directly at 1 (877) 476-7839.

3.     In exchange for the benefits described in paragraph 2 above:

a)     You agree to promptly provide to the Company by the Termination Date, all expense reports, all documents whether in written or electronic format, as well as all Company assets, such as cell phones, personal electronic devices, computer equipment, keys, security cards and/or company identification cards in your possession pertaining to your work at the Company.

b)     You acknowledge:

•that any trade secrets, or confidential business/technical information of the Company, its suppliers or customers, (whether reduced to writing, maintained on any form of electronic media, maintained in your mind or memory or whether compiled by you or the Company) derive independent economic value from not being readily known to or ascertainable by proper means by others, who can obtain such economic value from their disclosure or use;

•that reasonable efforts have been made by the Company to maintain the secrecy of such information;
•that such information is the sole property of the Company (or its suppliers or customers); and
•that you agree not to retain, use or disclose such information during or after your employment. You further agree that any such retention, use or disclosure, in violation of this Agreement, will constitute a misappropriation of trade secrets of the Company (or its suppliers or customers) and a violation of the Code of Conduct and Proprietary Agreements that you have previously made with the Company. You also agree that the Company may seek injunctive relief and damages to enforce this provision.

c)     You agree not to disclose the existence or the terms of this agreement to anyone inside or outside the Company, subordinates or any other employees of the Company except for the designated Company representative(s). This shall not preclude disclosure to your spouse, attorney, financial advisor, designated Company representative(s), or in response to a governmental tax audit or judicial subpoena. You also agree to instruct those to whom you disclose the terms of this agreement not to disclose the existence of its terms and conditions to anyone else. This provision shall also not preclude you from disclosing this agreement and its terms in a legal proceeding to enforce its terms. The Company will hold you personally responsible for losses it incurs as a result of violation by you of this confidentiality obligation.

d)     For a period of twelve (12) months following the Termination Date, you agree not to directly or indirectly recruit or attempt to recruit or hire any employee(s), sales representative(s), agent(s) or consultant(s) of the Company to terminate their employment, representation or other association with the Company without the prior written consent of the Company.

e)     You agree not to make any statement or criticism that could reasonably be deemed to be adverse to the interests of the Company or its current or former officers, directors, or employees. Without limiting the generality of the foregoing, this includes any disparaging statements concerning, or criticisms of, the Company and its current or former directors, officers or, employees, made in public forums or to the Company’s investors, external analysts, customers and service providers. You agree that any violation of these commitments will be a material breach by you of this Agreement and the Company will have no further obligation to provide any compensation or benefits referred to in this Agreement. You will also be liable for damages (both compensatory and punitive) to the fullest extent of the law as a result of the injury incurred by the Company as a result of such remarks or communications.

f)     For a period of twelve (12) months following the Termination Date, you agree you will not in or with respect to the Prohibited Territory: (i) engage in work that is the same as or substantially similar to the work you performed for the Company at any time during the last 18 months of your employment with the Company (the “Look Back Period”) for a competitor of the Company unit for whom you worked just prior to the Effective Date; or (ii) engage in any aspect of the Company’s business that you were personally involved with at any point during the Look Back Period. The “Prohibited Territory” means: (x) your geographic area of responsibility for the Company just prior to the Effective Date; and (y) the continental United States. If an arbitrator or a court shall finally hold that the time or territory or any other provisions stated in this Section (Non-Competition) or the next section (Non-Interference with Customers) constitute an unreasonable restriction upon you, the provisions of this Agreement shall not be rendered void, but such restrictions shall instead apply to a lesser extent as such arbitrator or court may determine constitutes a reasonable restriction under the circumstances involved.

g)     For a period twelve (12) months following the Termination Date, you agree you will not: (i) solicit any Restricted Customer to purchase any services or products competitive with those offered by the Company; or (ii) sell or provide any Restricted Customer any services or products competitive with those offered by the Company. “Restricted Customer” means: (x) a Company customer with whom you had business communications during the Look Back Period; (y) a Company customer for whom you supervised or assisted with the Company’s dealings during the Look Back Period; and/or (z) a potential Company customer with whom you contacted on behalf of the Company or for whom you were engaged in preparing a Company proposal, during the Look Back Period.

4.     In addition, in exchange for the benefits described in paragraph 2 above, you acknowledge and agree:

a)    You hereby irrevocably and unconditionally release and forever discharge the Company and each and all of its successors, predecessors, businesses, affiliates, and assigns and all person acting by, through and under or in concert with any of them from any and all complaints, claims, compensation program payments and liabilities of any kind (with the exception of claims for workers’ compensation and unemployment claims), suspected or unsuspected (hereinafter referred to as “Claim” or “Claims”) which you ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of your execution of this Agreement, including but not limited to any Claims under the Age Discrimination in Employment Act (29 U.S.C §621), the Older Workers Benefit Protection Act of 1990 (29 U.S.C. §626 et seq.), Title VII of the Civil Rights Act of 1964, (42 U.S.C. §2000e et seq.), as amended by the Civil Rights Act of 1991, (42 U.S.C. §1981 et seq.), Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act (42 U.S.C. §12101 et seq.), Title II of the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. §2000ff et seq.) [Add pertinent state statutes] and/or other applicable federal, state or local law, regulation, ordinance or order, and including all claims for, or entitlement to, attorney fees. This section and the release hereunder, does not waive any claims under the ADEA that may arise after the date of your execution of this Agreement.

b) The parties understand the word "claims", to include all claims, including all employment discrimination claims, as defined above, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising out of your employment with the Company and termination. All such claims (including related attorney's fees and costs) are forever barred by this Agreement and without regard to whether those claims are based on any alleged breach of duty arising in contract or tort or any alleged unlawful act, including, without limitation, age discrimination or any other claim or cause of action and regardless of the forum in which it might be brought.

c)     Nothing in this Agreement shall prevent you (or your attorneys) from (i) commencing an action or proceeding to enforce this Agreement or (ii) exercising your right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of your waiver of ADEA claims set forth in this Agreement.

d)     Nothing in this Agreement shall be construed to prohibit you from filing any charge or complaint with, or providing information regarding any potential violations of the law to, the EEOC/State Counterpart Agency, Securities and Exchange Commission (“SEC”), or any other administrative agency if applicable law so requires. Further, nothing in this Agreement shall be construed to prohibit you from participating in any investigation or proceeding conducted by the EEOC/State Counterpart Agency, SEC, or any other administrative agency if applicable law so requires, nor shall any provision of this Agreement adversely affect your right to engage in such conduct. Moreover, nothing in this Agreement shall be deemed to require that you provide advance notice to the Company of any communications you have with the SEC regarding possible violations of securities laws or regulations.  Notwithstanding the foregoing you waive the right to obtain any monetary relief from the EEOC or State Counterpart Agency or recover any monies or compensation as a result of filing any such charge or complaint except for monies awarded for providing information to the SEC.

e)     FOR CALIFORNIA ADD: It is a further condition of the consideration hereof and your agreement that in executing this Agreement that it should be effective as a bar to each and every claim, demand and cause of action stated above. In furtherance of this intention, you hereby expressly waive any and all rights and benefits conferred upon you by the provisions of Section §1542 of the California Civil Code and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands, and causes of action referred to above. Under Section §1542 of the California Code, a general release does not extend to claims which the creditor (employee) does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor (Company).

f)    For any claim not subject to release, you agree to waive, to the extent permitted by law, any right or ability to be a class or collective action representative, or otherwise participate as a party in any putative or certified class, collective or multi-party action or proceeding based upon such a claim in which the Company or any other releasee identified in this Agreement is a party.  You further waive any right or ability to be a class or collective action representative, or to otherwise participate as a party in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other releasee identified in this Agreement is a party.  You promise not to consent to become a member of any class or collective action in a case in which claims are asserted against the Company or any other releasee identified in this Agreement that are related in any way to your employment or the termination of your employment with the Company.  If, without your prior knowledge and consent, you are made a member of a class in any proceeding, you agree to opt out of the class at the first opportunity.  This obligation shall also apply to your heirs, executors, administrators, successors and assigns.

5.     You represent, warrant and acknowledge that the Company has paid you for all hours worked. You represent, warrant and acknowledge that the Company owes you no vacation pay other than your accrued, unused vacation attributable to the year in which your last day of active employment occurs, which will be paid in a lump sum based on your base salary at termination.

6.     You also hereby acknowledge and agree that you have received any and all leave(s) of absence to which you may have been entitled pursuant to the federal Family and Medical Leave Act of 1993, and if any such leave was taken, you were not discriminated against or retaliated against regarding same. Except as may be expressly stated herein, any rights to benefits under Company sponsored benefit plans are governed exclusively by the written plan documents.
7.     This release of Claims does not affect any pending claim for workers’ compensation benefits. You affirm that you have no known and unreported work related injuries or occupational diseases as of the date of this Agreement.

8.     You acknowledge that you have no pending, contemplated or submitted disability claims. You acknowledge that you are aware of no facts that would give rise to a disability claim. You acknowledge that any disability payments for time periods covering the Termination Date forward would be withheld as an offset to the severance amounts provided above. Alternatively, if you obtain disability payments for the Termination Date forward, then the severance described above would be reduced. The Company has a right to reimbursement to the extent you obtain both disability payments for time periods after the Termination Date and Severance.

9.     If you accept another position with the Company prior to the Termination Date, the severance benefits described in Paragraph 2(a) of this Agreement will be withdrawn. Alternatively, if you have already received the severance benefits described in Paragraph 2(a) of this Agreement at the time you accept a position with the Company, you will only be entitled to retain the portion to the lump sum payment representing the number of weeks you were not employed by the Company. You will be required to repay to the Company the portion of the lump sum payment representing the number of weeks after which you became re-employed by the Company.

10. a)    You agree that you will personally provide reasonable assistance and cooperation to the Company in activities related to the prosecution or defense of any pending or future lawsuits or claims involving the Company especially on matters you have been privy to, holding all privileged attorney-client matters in strictest confidence.

b)     You will promptly notify the Company if you receive any requests from anyone for information regarding the Company or if you become aware of any potential claims or proposed litigation against the Company.

c)     You shall immediately notify the Company if you are served with a subpoena, order, directive or other legal process requiring you to provide sworn testimony regarding a Company-related matter.

11.    If the Company reasonably determines that you have violated any of your obligations under this Agreement, you agree to:

a)     Forfeit any right to receive the payments described in paragraph 2 above,

b)     Forfeit all rights to all outstanding stock options, vested or not, that were previously awarded, and

c)     Upon demand, return all payments set forth in this Agreement that have been made to you. If you fail to do so, the Company has the right to recover costs and attorney’s fees associated with such recovery.

The Company may further, where appropriate, seek injunctive relief to cause compliance with paragraph 3.

12.    This Agreement sets forth the entire agreement between you and the Company and fully supersedes any and all prior agreements or understandings, written or oral, between you and the Company pertaining to the subject matter hereof; provided, however, that this Agreement does not supersede, limit or impair any post-employment obligations you owe the Company under other written agreements. You agree to comply with any post-employment obligations you owe the Company under other written agreements.

13.    This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.
14.    This Agreement is governed by the laws of the State in which the employee worked at the time of the employee’s termination without regard to its choice of law provisions, to the extent not governed by federal law.

15.    Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, invalid or unenforceable part, term, or provision shall be deemed not to be a part of this Agreement.

16.    You understand and agree that:

a)     You are signing this Agreement voluntarily and with full knowledge and understanding of its terms, which include a waiver of all rights or claims you have or may have against the Company as set forth herein including, but not limited to, all claims of age discrimination and all claims of retaliation;

b)     You are, through this Agreement, releasing, among others, the Company, its affiliates and subsidiaries, each and all of their officers, agents, directors, supervisors, employees, representatives, and their successors and assigns, from any and all claims you may have against them;

c)     You are not being asked or required to waive rights or claims that may arise after the date of your execution of this Agreement, including, without limitation, any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement;

d)     The consideration provided to you under this Agreement is in addition to anything of value to which you are already entitled;

e)     You knowingly and voluntarily agree to all of the terms set forth in this Agreement;

f)     You knowingly and voluntarily intend to be legally bound by the same;

g)     You were advised and hereby are advised in writing to consider the terms of the Agreement and consult with an attorney of your choice prior to executing this Agreement;

h)     You have been provided with sufficient opportunity to consult with an attorney or have waived that opportunity;

i)     You have a full forty-five (45) days1 from the date of receipt of this Agreement within which to consider this Agreement and to review the information as required by the ADEA, a copy of such information being attached to and made part of this Agreement as Exhibit 1. If you had any questions about the accuracy, sufficiency, or meaning of that information, you asked the Company for an explanation and it responded to your question; and

j)     You have the right to revoke this Agreement within [seven (7) – see note below re: 7 vs. 15 days for Minnesota] consecutive calendar days (“Revocation Period”) after signing and dating it, by
1     Note use of 45-day rather than 21-day period. This period was selected based on the termination being “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination Act of 1967. Use of 45-day period requires attachment of required termination information.

providing written notice of revocation to Trane Technologies plc, Attn. Corporate Secretary, c/o Trane Technologies Company LLC 800-E Beaty St., Davidson, NC 28036. If you revoke this Agreement during this Revocation Period, it becomes null and void in its entirety. If you do not revoke this Agreement, after the Revocation Period, it becomes final.

You may accept this Agreement on or after the Termination Date but not before the Termination Date. If you accept, please acknowledge your agreement to the terms set forth above by signing and dating below where indicated. You have a full forty-five (45) days from the date of receipt, that is until [insert date], to consider, acknowledge and return this Agreement. This time period is required by the federal Age Discrimination in Employment Act (“ADEA”). After you return the Agreement, as further provided by the ADEA, there will then be a seven (7) day2 period within which you may revoke the Agreement. If you fail to accept this offer within the forty-five (45) day period it will be revoked and no longer available. It is only after the seven (7) day period that the Agreement becomes effective and enforceable.

Sincerely,

2 Note that in Minnesota, there is a 15-day revocation period. Use following: “After you return the Agreement, as further provided by the ADEA and Minn. Stat. § 363A.31, there will then be a fifteen (15) day period within which you may revoke the Agreement. If you fail to accept this offer within the forty-five (45) day period it will be revoked and no longer available. It is only after the fifteen (15) day period that the Agreement becomes effective and enforceable.”

MANAGER

CERTIFICATION

I certify that I have been advised of my rights to consult with an attorney prior to executing this Agreement; have been given at least forty-five (45) days from date of receipt within which to consider this Agreement; and exercised my rights and opportunities, as I deemed appropriate. I knowingly and voluntarily have entered into this Agreement understanding its significance and my obligations.

_____________________________________
EMPLOYEE            Date

IN ORDER FOR US TO PROCESS

SEND A SCANNED ELECTRONIC VERSION OF THE SIGNED AGREEMENT IN ITS ENTIRETY TO : [Name]@tranetechnologies.com

In the event we need to contact you, please provide your preferred contact information below.

Telephone : _________________________________________

Email : _____________________________________________

Exhibit B-2

RELEASE AGREEMENT
(21 Days)

Date

Name
Address
Address

Dear __________:
This Agreement and Release (the “Agreement”) by and between you and Trane Technologies plc, its parents, affiliates and subsidiaries (the “Company”) sets forth the terms of your separation of employment from the Company.

1.     Your active employment with the Company will cease as of ________ (the “Termination Date”). Your compensation will continue through the Termination Date.

2.     Your separation arrangements will consist of the following:

As a result of your participation in the Trane Technologies plc Major Restructuring Severance Plan (the “Plan”), and your separation of employment with the Company constituting a Covered Termination (as defined in the Plan), you will be entitled to the severance benefits described in Section 3(a) of the Plan, subject to the terms and conditions of this Agreement.

You are eligible for COBRA and will receive a package in the mail from Willis Towers Watson Benefits Connect. Please review the package carefully for election requirements. If you have questions regarding retiree medical eligibility, please call the Employee Services Contact Center at 1-866-472-6793.

None of the above payments shall be considered compensation for the purposes of benefits or payments under any employee benefit program of the Company.

These separation arrangements and other benefits described in this Agreement exceed the Company’s regular severance policies and programs.

The arrangements described above are in lieu of any other obligations the Company may have to you unless specifically mentioned in this Agreement.

All vested retirement benefits for which you may be eligible will be paid according to specific plan provisions.

Treatment of any equity based or other incentive award (including, any stock options, SAR’s, RSU’s and PSU’s) in connection with any Participant’s termination of employment for any reason will be governed by the applicable terms and conditions of the specific award, or the plans or programs under which any such award  was granted or issued.

Grant agreements can be accessed online at https://onesource.ubs.com/ir along with all prior year equity grant information. For any questions, please contact UBS directly at 1 (877) 476-7839.

3.     In exchange for the benefits described in paragraph 2 above:

a)     You agree to promptly provide to the Company by the Termination Date, all expense reports, all documents whether in written or electronic format, as well as all Company assets, such as cell phones, personal electronic devices, computer equipment, keys, security cards and/or company identification cards in your possession pertaining to your work at the Company.

b)     You acknowledge:

•that any trade secrets, or confidential business/technical information of the Company, its suppliers or customers, (whether reduced to writing, maintained on any form of electronic media, maintained in your mind or memory or whether compiled by you or the Company) derive independent economic value from not being readily known to or ascertainable by proper means by others, who can obtain such economic value from their disclosure or use;

•that reasonable efforts have been made by the Company to maintain the secrecy of such information;

•that such information is the sole property of the Company (or its suppliers or customers); and

•that you agree not to retain, use or disclose such information during or after your employment. You further agree that any such retention, use or disclosure, in violation of this Agreement, will constitute a misappropriation of trade secrets of the Company (or its suppliers or customers) and a violation of the Code of Conduct and Proprietary Agreements that you have previously made with the Company. You also agree that the Company may seek injunctive relief and damages to enforce this provision.

c)     You agree not to disclose the existence or the terms of this agreement to anyone inside or outside the Company, subordinates or any other employees of the Company except for the designated Company representative(s). This shall not preclude disclosure to your spouse, attorney, financial advisor, designated Company representative(s), or in response to a governmental tax audit or judicial subpoena. You also agree to instruct those to whom you disclose the terms of this agreement not to disclose the existence of its terms and conditions to anyone else. This provision shall also not preclude you from disclosing this agreement and its terms in a legal proceeding to enforce its terms. The Company will hold you personally responsible for losses it incurs as a result of violation by you of this confidentiality obligation.

d)     For a period of twelve (12) months following the Termination Date, you agree not to directly or indirectly recruit or attempt to recruit or hire any employee(s), sales representative(s), agent(s) or consultant(s) of the Company to terminate their employment, representation or other association with the Company without the prior written consent of the Company.

e)     You agree not to make any statement or criticism that could reasonably be deemed to be adverse to the interests of the Company or its current or former officers, directors, or employees. Without limiting the generality of the foregoing, this includes any disparaging statements concerning, or criticisms of, the Company and its current or former directors, officers or, employees, made in public forums or to the Company’s investors, external analysts, customers and service providers. You agree that any violation of these commitments will be a material breach by you of this Agreement and the Company will have no further obligation to provide any compensation or benefits referred to in this Agreement. You will also be liable for damages (both compensatory and punitive) to the fullest extent of the law as a result of the injury incurred by the Company as a result of such remarks or communications.

f)     For a period of twelve (12) months following the Termination Date, you agree you will not in or with respect to the Prohibited Territory: (i) engage in work that is the same as or substantially similar to the work you performed for the Company at any time during the last 18 months of your employment with the Company (the “Look Back Period”) for a competitor of the Company unit for whom you worked just prior to the Effective Date; or (ii) engage in any aspect of the Company’s business that you were personally involved with at any point during the Look Back Period. The “Prohibited Territory” means: (x) your geographic area of responsibility for the Company just prior to the Effective Date; and (y) the continental United States. If an arbitrator or a court shall finally hold that the time or territory or any other provisions stated in this Section (Non-Competition) or the next section (Non-Interference with Customers) constitute an unreasonable restriction upon you, the provisions of this Agreement shall not be rendered void, but such restrictions shall instead apply to a lesser extent as such arbitrator or court may determine constitutes a reasonable restriction under the circumstances involved.

g)     For a period of twelve (12) months following the Termination Date, you agree you will not: (i) solicit any Restricted Customer to purchase any services or products competitive with those offered by the Company; or (ii) sell or provide any Restricted Customer any services or products competitive with those offered by the Company. “Restricted Customer” means: (x) a Company customer with whom you had business communications during the Look Back Period; (y) a Company customer for whom you supervised or assisted with the Company’s dealings during the Look Back Period; and/or (z) a potential Company customer with whom you contacted on behalf of the Company or for whom you were engaged in preparing a Company proposal, during the Look Back Period.

4.     In addition, in exchange for the benefits described in paragraph 2 above, you acknowledge and agree:

a)    You hereby irrevocably and unconditionally release and forever discharge the Company and each and all of its successors, predecessors, businesses, affiliates, and assigns and all person acting by, through and under or in concert with any of them from any and all complaints, claims, compensation program payments and liabilities of any kind (with the exception of claims for workers’ compensation and unemployment claims), suspected or unsuspected (hereinafter referred to as “Claim” or “Claims”) which you ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of your execution of this Agreement, including but not limited to any Claims under the Age Discrimination in Employment Act (29 U.S.C §621), the Older Workers Benefit Protection Act of 1990 (29 U.S.C. §626 et seq.), Title VII of the Civil Rights Act of 1964, (42 U.S.C. §2000e et seq.), as amended by the Civil Rights Act of 1991, (42 U.S.C. §1981 et seq.), Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act (42 U.S.C. §12101 et seq.), Title II of the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. §2000ff et seq.) [Add pertinent state statutes] and/or other applicable federal, state or local law, regulation, ordinance or order, and including all claims for, or entitlement to, attorney fees. This section and the release hereunder, does not waive any claims under the ADEA that may arise after the date of your execution of this Agreement.

b) The parties understand the word "claims", to include all claims, including all employment discrimination claims, as defined above, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising out of your employment with the Company and termination. All such claims (including related attorney's fees and costs) are forever barred by this Agreement and without regard to whether those claims are based on any alleged breach of duty arising in contract or tort or any alleged unlawful act, including, without limitation, age discrimination or any other claim or cause of action and regardless of the forum in which it might be brought.

c)     Nothing in this Agreement shall prevent you (or your attorneys) from (i) commencing an action or proceeding to enforce this Agreement or (ii) exercising your right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of your waiver of ADEA claims set forth in this Agreement.

d)     Nothing in this Agreement shall be construed to prohibit you from filing any charge or complaint with, or providing information regarding any potential violations of the law to, the EEOC/State Counterpart Agency, Securities and Exchange Commission (“SEC”), or any other administrative agency if applicable law so requires. Further, nothing in this Agreement shall be construed to prohibit you from participating in any investigation or proceeding conducted by the EEOC/State Counterpart Agency, SEC, or any other administrative agency if applicable law so requires, nor shall any provision of this Agreement adversely affect your right to engage in such conduct. Moreover, nothing in this Agreement shall be deemed to require that you provide advance notice to the Company of any communications you have with the SEC regarding possible violations of securities laws or regulations.  Notwithstanding the foregoing you waive the right to obtain any monetary relief from the EEOC or State Counterpart Agency or recover any monies or compensation as a result of filing any such charge or complaint except for monies awarded for providing information to the SEC.

e)     FOR CALIFORNIA ADD: It is a further condition of the consideration hereof and your agreement that in executing this Agreement that it should be effective as a bar to each and every claim, demand and cause of action stated above. In furtherance of this intention, you hereby expressly waive any and all rights and benefits conferred upon you by the provisions of Section §1542 of the California Civil Code and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands, and causes of action referred to above. Under Section §1542 of the California Code, a general release does not extend to claims which the creditor (employee) does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor (Company).

f)    For any claim not subject to release, you agree to waive, to the extent permitted by law, any right or ability to be a class or collective action representative, or otherwise participate as a party in any putative or certified class, collective or multi-party action or proceeding based upon such a claim in which the Company or any other releasee identified in this Agreement is a party.  You further waive any right or ability to be a class or collective action representative, or to otherwise participate as a party in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other releasee identified in this Agreement is a party.  You promise not to consent to become a member of any class or collective action in a case in which claims are asserted against the Company or any other releasee identified in this Agreement that are related in any way to your employment or the termination of your employment with the Company.  If, without your prior knowledge and consent, you are made a member of a class in any proceeding, you agree to opt out of the class at the first opportunity.  This obligation shall also apply to your heirs, executors, administrators, successors and assigns.

5.     You represent, warrant and acknowledge that the Company has paid you for all hours worked. You represent, warrant and acknowledge that the Company owes you no vacation pay other than your accrued, unused vacation attributable to the year in which your last day of active employment occurs, which will be paid in a lump sum based on your base salary at termination.

6.     You also hereby acknowledge and agree that you have received any and all leave(s) of absence to which you may have been entitled pursuant to the federal Family and Medical Leave Act of 1993, and if any such leave was taken, you were not discriminated against or retaliated against regarding same. Except as may be expressly stated herein, any rights to benefits under Company sponsored benefit plans are governed exclusively by the written plan documents.
7.     This release of Claims does not affect any pending claim for workers’ compensation benefits. You affirm that you have no known and unreported work related injuries or occupational diseases as of the date of this Agreement.

8.     You acknowledge that you have no pending, contemplated or submitted disability claims. You acknowledge that you are aware of no facts that would give rise to a disability claim. You acknowledge that any disability payments for time periods covering the Termination Date forward would be withheld as an offset to the severance amounts provided above. Alternatively, if you obtain disability payments for the Termination Date forward, then the severance described above would be reduced. The Company has a right to reimbursement to the extent you obtain both disability payments for time periods after the Termination Date and Severance.

9.     If you accept another position with the Company prior to the Termination Date, the severance benefits described in Paragraph 2(a) of this Agreement will be withdrawn. Alternatively, if you have already received the severance benefits described in Paragraph 2(a) of this Agreement at the time you accept a position with the Company, you will only be entitled to retain the portion to the lump sum payment representing the number of weeks you were not employed by the Company. You will be required to repay to the Company the portion of the lump sum payment representing the number of weeks after which you became re-employed by the Company.

10. a)    You agree that you will personally provide reasonable assistance and cooperation to the Company in activities related to the prosecution or defense of any pending or future lawsuits or claims involving the Company especially on matters you have been privy to, holding all privileged attorney-client matters in strictest confidence.

b)     You will promptly notify the Company if you receive any requests from anyone for information regarding the Company or if you become aware of any potential claims or proposed litigation against the Company.

c)     You shall immediately notify the Company if you are served with a subpoena, order, directive or other legal process requiring you to provide sworn testimony regarding a Company-related matter.

11.    If the Company reasonably determines that you have violated any of your obligations under this Agreement, you agree to:

a)     Forfeit any right to receive the payments described in paragraph 2 above,

b)     Forfeit all rights to all outstanding stock options, vested or not, that were previously awarded, and

c)     Upon demand, return all payments set forth in this Agreement that have been made to you. If you fail to do so, the Company has the right to recover costs and attorney’s fees associated with such recovery.

The Company may further, where appropriate, seek injunctive relief to cause compliance with paragraph 3.

12.    This Agreement sets forth the entire agreement between you and the Company and fully supersedes any and all prior agreements or understandings, written or oral, between you and the Company pertaining to the subject matter hereof; provided, however, that this Agreement does not supersede, limit or impair any post-employment obligations you owe the Company under other written agreements. You agree to comply with any post-employment obligations you owe the Company under other written agreements.

13.    This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.
14.    This Agreement is governed by the laws of the State in which the employee worked at the time of the employee’s termination without regard to its choice of law provisions, to the extent not governed by federal law.

15.    Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, invalid or unenforceable part, term, or provision shall be deemed not to be a part of this Agreement.

16.    You understand and agree that:

a)     You are signing this Agreement voluntarily and with full knowledge and understanding of its terms, which include a waiver of all rights or claims you have or may have against the Company as set forth herein including, but not limited to, all claims of age discrimination and all claims of retaliation;

b)     You are, through this Agreement, releasing, among others, the Company, its affiliates and subsidiaries, each and all of their officers, agents, directors, supervisors, employees, representatives, and their successors and assigns, from any and all claims you may have against them;

c)     You are not being asked or required to waive rights or claims that may arise after the date of your execution of this Agreement, including, without limitation, any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement;

d)     The consideration provided to you under this Agreement is in addition to anything of value to which you are already entitled;

e)     You knowingly and voluntarily agree to all of the terms set forth in this Agreement;

f)     You knowingly and voluntarily intend to be legally bound by the same;

g)     You were advised and hereby are advised in writing to consider the terms of the Agreement and consult with an attorney of your choice prior to executing this Agreement;

h)     You have been provided with sufficient opportunity to consult with an attorney or have waived that opportunity;

i)     You have a full twenty-one (21) days from the date of receipt of this Agreement within which to consider this Agreement before executing it; and

j)     You have the right to revoke this Agreement within [seven (7) – see note below re: 7 vs. 15 days for Minnesota] consecutive calendar days (“Revocation Period”) after signing and dating it, by providing written notice of revocation to Trane Technologies plc, Attn. Corporate Secretary c/o Trane Technologies Company LLC, 800-E Beaty St., Davidson, NC 28036. If you revoke this Agreement during this Revocation Period, it becomes null and void in its entirety. If you do not revoke this Agreement, after the Revocation Period, it becomes final.

You may accept this Agreement on or after the Termination Date but not before the Termination Date. If you accept, please acknowledge your agreement to the terms set forth above by signing and dating below where indicated. You have a full twenty-one (21) days from the date of receipt, that is until [insert date], to consider, acknowledge and return this Agreement. This time period is required by the federal Age Discrimination in Employment Act (“ADEA”). After you return the Agreement, as further provided by the ADEA, there will then be a seven (7) day3 period within which you may revoke the Agreement. If you fail to accept this offer within the twenty-one (21) day period it will be revoked and no longer available. It is only after the seven (7) day period that the Agreement becomes effective and enforceable.

Sincerely,

MANAGER

CERTIFICATION

I certify that I have been advised of my rights to consult with an attorney prior to executing this Agreement; have been given at least twenty-one (21) days from date of receipt within which to consider this Agreement; and exercised my rights and opportunities, as I deemed appropriate. I knowingly and voluntarily have entered into this Agreement understanding its significance and my obligations.

_____________________________________
EMPLOYEE            Date

IN ORDER FOR US TO PROCESS

SEND A SCANNED ELECTRONIC VERSION OF THE SIGNED AGREEMENT IN ITS ENTIRETY TO : [Name]@tranetechnologies.com

In the event we need to contact you, please provide your preferred contact information below.

Telephone : _________________________________________

Email : _____________________________________________

3 Note that in Minnesota, there is a 15-day revocation period. Use following: “After you return the Agreement, as further provided by the ADEA and Minn. Stat. § 363A.31, there will then be a fifteen (15) day period within which you may revoke the Agreement. If you fail to accept this offer within the forty-five (45) day period it will be revoked and no longer available. It is only after the fifteen (15) day period that the Agreement becomes effective and enforceable.”